SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):        December 6, 2001

DUKE REALTY CORPORATION

(Exact name of registrant as specified in its charter)

Indiana

1-9044

35-1740409

(State or jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

600 EAST 96TH STREET, SUITE 100
INDIANAPOLIS, INDIANA	46240
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (317) 808-6000

Not applicable

(Former name or former address, if changed since last report)

Item 5.      Other Events

As required for all public companies, Duke Realty Corporation files periodic reports with the Securities and Exchange Commission. In addition, we from time to time issue press releases and other oral or written information. These documents and statements may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We make such forward-looking statements based on our expectations at the time we make the statements, and all such statements involve known and unknown risks, uncertainties and other factors which may cause actual results to materially different from our expectations. For this reason, investors and potential investors should exercise caution in interpreting such forward-looking statements.

In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, we are identifying and discussing in this report certain business risks and other important factors that could cause our actual results to differ materially from our expectations expressed in forward-looking statements made by us or on our behalf.

If we were to cease to qualify as a real estate investment trust, we and our shareholders would lose significant tax benefits.

We intend to continue to operate so as to qualify as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986 (the “Code”). Qualification as a REIT provides significant tax advantages for us and our shareholders. However, in order for us to continue to qualify as a REIT, we must satisfy numerous requirements established under highly technical and complex Code provisions for which there are only limited judicial and administrative interpretations. These requirements also depend on various factual circumstances not entirely within our control. Although we believe that we can continue to operate so as to qualify as a REIT, we cannot offer any assurance that we can continue to do so or that legislation, new regulations, administrative interpretations or court decisions will not significantly change the qualification requirements of the Federal income tax consequences of qualification. If we were to fail to qualify as a REIT in any taxable year, it would have the following effects:

•                  we would not be allowed a deduction for distributions to shareholders and would be subject to Federal income tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates;

•                    unless we were entitled to relief under certain statutory provisions, we would be disqualified from treatment as a REIT for the four taxable years following the year during which we lost our qualification; and

•                    our net earnings available for investment or distribution to our shareholders would decrease due to the additional tax liability for the year or years involved.

Real estate investment trust distribution requirements limit the amount of cash we will have available for other business purposes, including amounts to fund our future growth.

To maintain our qualification as a REIT under the Code, we must annually distribute to our shareholders at least 90% of our ordinary taxable income, excluding net capital gains. We intend to continue to make distributions to our shareholders to comply with the 90% distribution requirement. However, this requirement limits our ability to accumulate capital for use for other business purposes. If we do not have sufficient cash or other liquid assets to meet the distribution requirements, we may have to borrow funds or sell properties on adverse terms in order to meet the distribution requirements. If we fail to make a required distribution, we would cease to qualify as a REIT.

Our net earnings available for investment or distribution to shareholders could decrease as a result of factors outside our control.

Our business is subject to risks incident to the ownership and operation of commercial real estate, many of which involve circumstances not within our control. Such risks include the following:

•                    Changes in general national economic or regional or local market conditions;

•                    Competition for tenants;

•                    Changes in market rental rates;

•                    Delay or inability to collect rent from tenants who are bankrupt, insolvent or otherwise unwilling or unable to pay;

•                    The costs associated with periodically renovating, repairing and reletting rental space;

•                    Our ability to provide adequate maintenance and insurance;

•                    Our ability to control variable operating costs;

•                    Government regulations;

•                    Changes in interest rate levels;

•                    The availability of financing; and

•                    Potential liability under, and changes in, environmental, zoning, and other laws.

Our real estate development activities are subject to risks particular to development.

We intend to continue to pursue development activities as opportunities arise. These development activities generally require various government and other approvals. We may not receive the necessary approvals. We are subject to risks associated with any development activities. These risks include:

•                    We may abandon development opportunities we explore resulting in direct expense to the Company;

•                    Construction costs of a project may exceed original estimates, possibly making the project less profitable than originally estimated, or possibly unprofitable;

•                    The time required to complete construction of a project or to lease out the completed project may be greater than originally anticipated, thereby adversely affecting our cash flow and liquidity; and

•                    Occupancy rates and rents of a completed project may not be sufficient to make the project profitable.

We may be unsuccessful in operating completed real estate projects.

We face the risk that real estate projects we develop or acquire will not perform in accordance with our expectations. This risk exists because of factors such as the following:

•                    The price paid for acquired facilities is based upon a series of market judgements; and

•                    Costs of any improvements required to bring an acquired facility up to standards to establish the market position intended for that facility may exceed budgeted costs.

We can give no assurance that acquisition targets meeting our guidelines for quality and yield will be available when we seek them, or will perform as underwritten when acquired.

We are exposed to the risks of defaults by tenants.

Our income and distributable cash flow would be adversely affected if a significant number of our tenants were unable to meet their obligations to us, especially if we were unable to lease to another party, on economically favorable terms, a significant amount of space vacated by tenants in our properties. In the event of default by a significant number of tenants, we may experience a substantial loss of rental revenue, or delays in collecting rent and incur substantial costs in enforcing our rights as landlord.

Uninsured and underinsured losses could result in loss of value of our facilities.

We maintain comprehensive insurance on each of our facilities, including liability, fire and extended coverage. We believe this coverage is of the type and amount customarily obtained for real property. However, there are certain types of losses, generally of a catastrophic nature, such as earthquakes, hurricanes and floods or acts of war or terrorism that may be uninsurable or not economically insurable. We use our discretion determining amounts, coverage limits and deductibles for insurance. These terms are determined based on retaining an acceptable level of risk at a reasonable cost. This may result in insurance coverage that in the event of a substantial loss would not be sufficient to pay the full current market value or current replacement cost of our lost investment. Inflation, changes in building codes and ordinances, environmental considerations, and other factors also might make it unfeasible to use insurance proceeds to replace a facility after it has been damaged or destroyed. Under such circumstances, the insurance proceeds we receive might not be adequate to restore our economic position in property.

We could be exposed to significant environmental liabilities as a result of conditions of which we are not now aware.

As an owner and operator of real property, we may be liable under various Federal, state and local laws for the costs of removal or remediation of certain hazardous substances released on or in our property. Such laws often impose liability without regard to whether the owner or operator knew of, or was responsible for, the release of the hazardous substances. In addition, we could have greater difficulty in selling real estate on which hazardous substances were present or in borrowing using such real estate as collateral. It is our general policy to have Phase I environmental audits performed for all of our properties and land by qualified environmental consultants. These Phase I environmental audits have not revealed any environmental liability that would have a material adverse effect on our business. However, a Phase I environmental audit does not involve invasive procedures such as soil sampling or ground water analysis, and we cannot be sure that the Phase I environmental audits did not fail to reveal as significant environmental liability or that a prior owner did not create a material environmental condition on our properties or land which has not yet been discovered. We could also incur environmental liability as a result of future uses or conditions of such real estate or changes in applicable environmental laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUKE REALTY CORPORATION

Date: December 6, 2001	By:	/s/ Matthew A. Cohoat
Matthew A. Cohoat
Senior Vice President and
Corporate Controller